Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
91-1821036
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Fonda Hall
U.S. Bank Trust Company, National Association
633 W. 5th Street
Los Angeles, CA 90071
(213) 615-6023
(Name, address and telephone number of agent for service)
American Assets Trust, Inc.
American Assets Trust, L.P.
(Issuer with respect to the Securities)

Maryland (American Assets Trust, Inc.) Maryland (American Assets Trust, LP.)	27-3338708 (Ameican Assets Trust, Inc.) 27-3338894 (American Assets Trust, LP.)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3420 Carmel Mountain Road, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Debt Securities
(Title of the Indenture Securities)

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)    Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)    Whether it is authorized to exercise corporate trust powers.
Yes
Item 2.    AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1. A copy of the Articles of Association of the Trustee, attached as Exhibit 1.
2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.
3. A copy of the authorization of the Trustee to exercise corporate trust powers, included as Exhibit 2.
4.    A copy of the existing bylaws of the Trustee, attached as Exhibit 4.
5.    A copy of each Indenture referred to in Item 4. Not applicable.
6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.    Report of Condition of the Trustee as of September 30, 2023, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 20th day of December, 2023.

By:	/s/ Fonda Hall
Fonda Hall
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219
CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS
I, Michasel J. Hsu, Acting Comptroller of the Currency, do hereby certify that:
1.The Comptroller of the Currency, pursuant to Revised Statues 324, et eq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, supervision of all national banking associations.
2.“U.S. Bank Trust, Company, National Association,” Portland, Oregon (Charter No. 23412), is national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.
3.IN TESTIMONY WHEREOF, today, September 29, 2023, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ Michael J. Hsu
Acting Comptroller of the Currency
2024-00003-C

Exhibit 6
CONSENT
In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: December 20, 2023

By:	/s/ Fonda Hall
Fonda Hall
Vice President

Exhibit 7
U.S. Bank Trust Company, National Association
Statement of Financial Condition
as of 09/30/2023
($000’s)

9/30/2023
Assets
Cash and Balances Due From	$971,860
Depository Institutions
Securities	4,247
Federal Funds	—
Loans & Lease Financing Receivables	—
Fixed Assets	1,548
Intangible Assets	579,147
Other Assets	165,346
Total Assets	$1,722,148

Liabilities
Deposits	$0
Fed Funds	0
Treasury Demand Notes	0
Trading Liabilities	0
Other Borrowed Money	0
Acceptances	0
Subordinated Notes and Debentures	0
Other Liabilities	226,499
Total Liabilities	$226,499

Equity
Common and Preferred Stock	200
Surplus	1,171,635
Undivided Profits	323,814
Minority Interest in Subsidiaries	0
Total Equity Capital	$1,495,649

Total Liabilities and Equity Capital	$1,722,148